SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A-3
                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported) May 23, 1996

(Exact Name of Company as Specified in its Charter)Manhattan Bagel Company, Inc.


           New Jersey                      0-24388           22-2981539
           ----------                      -------           ----------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer Iden-
incorporation or organization)                                tification Number)


246 Industrial Way West, Eatontown, New Jersey               07724
----------------------------------------------               -----
(Address of principal executive office)                      (Zip Code)


Company's telephone number, including area code              (908) 544-0155
-----------------------------------------------


                                       N/A
                                   ----------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Audited Consolidated Financial Statements of Business as set forth on the Index to Financial Statements at F-1.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                   Manhattan Bagel Company, Inc.
                                   -----------------------------
                                        Registrant

Date:  October 31, 1996

                                   By: /s/   Jack Grumet
                                      ------------------------------------
                                             Jack Grumet
                                      Chairman and Chief Executive Officer

                          MANHATTAN BAGEL COMPANY, INC.

                          Index to Financial Statements


Independent Auditors' Report.............................................   F-2

Consolidated Balance Sheet as of December 31, 1995.......................   F-6

Consolidated Statements of Income for the Years Ended December 31,
1994 and 1995............................................................   F-7

Consolidated Statements of Stockholders' Equity for the Years Ended
December 31, 1994 and 1995...............................................   F-8

Consolidated Statements of Cash Flows for the Years Ended December
31, 1994 and 1995........................................................   F-9

Notes to Consolidated Financial Statements...............................   F-10

                         Report of Independent Auditors

The Board of Directors
Manhattan Bagel Company, Inc. and Subsidiaries

     We have audited the accompanying consolidated balance sheet of Manhattan Bagel Company, Inc. and Subsidiaries as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards requires that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manhattan Bagel Company, Inc. and Subsidiaries as of December 31, 1995, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

     We previously audited and reported on the consolidated balance sheet and the related statements of income, shareholders' equity, and cash flows of Manhattan Bagel Company, Inc. and Subsidiaries for the year then ended December 31, 1995, prior to their restatement for the 1996 pooling of interests as described in Note 1. The contribution of Specialty Bakeries, Inc. to total assets and revenues represented 1% and 14% of the respective restated totals. Financial statements of the other pooled company included in the 1995 restated consolidated statements were audited and reported on separately by other auditors. We also have audited, as to combination only, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity, and cash flows for the year ended December 31, 1995, after restatement for the 1996 pooling of interests; in our opinion, such consolidated financial statements have been properly combined on the basis described in Note 1 to the consolidated financial statements.

                                       /s/ Ernest & Young LLP

Princeton, New Jersey
October 30, 1996

                          Independent Auditors' Report

Board of Directors
Manhattan Bagel Company, Inc.
  and Subsidiaries

     We have audited the consolidated statements of operations, retained earnings and cash flows of Manhattan Bagel Company, Inc. and Subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of DAB Industries, Inc., and Subsidiaries, a wholly owned subsidiary, which statements reflect total assets and revenues constituting 28 percent of the related consolidated total nor did we audit the consolidated financial statements of Specialty Bakeries Inc., a wholly owned subsidiary, which statements reflect total revenues constituting 24 percent of the related consolidated total. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for DAB Industries, Inc., and Subsidiary and Specialty Bakeries, Inc., is based solely on the reports of the other auditors.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audit and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Manhattan Bagel Company, Inc. and Subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

                                     /s/ AMPER, POLITZINER & MATTIA

                                     AMPER, POLITZINER & MATTIA

September 8, 1995,
except for Note 1 as to
which the date is
October 31, 1996
Edison, New Jersey

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
DAB Industries, Inc. and Subsidiary

     We have audited the consolidated balance sheet of DAB Industries, Inc. and Subsidiary as of January 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DAB Industries, Inc. and Subsidiary as of January 31, 1995, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Singer Lewak Greenbaum & Goldstein LLP


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
June 16, 1995

                                RAINER & COMPANY
                           A PROFESSIONAL CORPORATION
                          Certified Public Accountants
                         NEWTOWN SQUARE CORPORATE CAMPUS
                               2 CAMPUS BOULEVARD
                                    SUITE 220
                          NEWTOWN SQUARE, PENNSYLVANIA

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
Specialty Bakeries, Inc.
Moorestown, New Jersey

     We have audited the accompanying balance sheets of Specialty Bakeries, Inc. as of December 31, 1995 and 1994, and the related statements of operations and retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Specialty Bakeries, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                             /s/ Rainer & Company
                                                 Rainer & Company


February 2, 1996

                          MANHATTAN BAGEL COMPANY, INC.
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31,1995

ASSETS
Current Assets
  Cash and cash equivalents                                          $ 8,014,519
  Marketable securities                                               22,625,000
  Accounts receivable, net of allowance for
       doubtful accounts of $10,000                                    4,439,065
  Inventories                                                            810,238
  Current maturities of notes receivable                                  67,008
  Due from officer / stockholder                                         296,164
  Prepaid expenses and other current assets                            1,058,007
                                                                     -----------
       Total current assets                                           37,310,001

Property and equipment, net of accumulated depreciation                9,735,865

Other assets
  Notes receivable, net of current maturities                            221,905
  Notes receivable-related parties                                       111,400
  Goodwill, net of accumulated amortization  of $30,919                  482,013
  Security deposits                                                      530,639
  Other assets                                                           974,897
                                                                     -----------
       Total Assets                                                  $49,366,720
                                                                     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt                               $ 1,411,058
  Current maturities of capital lease obligations                        137,929
  Accounts payable and accrued expenses                                3,715,295
  Unearned franchise fee income                                          332,000
  Franchise deposits                                                     411,667
  Loans payable officer / stockholder                                    189,000
  Income taxes payable                                                   666,058
  Deferred income taxes                                                    7,700
  Other current liabilities                                               61,189
                                                                     -----------
       Total current liabilities                                       6,931,896
                                                                     -----------

Other liabilities
  Long-term debt, net of current maturities                            3,902,446
  Capital lease obligations, net of current maturities                   526,005
  Security deposits                                                      349,047
  Deferred income taxes and other liabilities                            241,000
                                                                     -----------
       Total other liabilities                                         5,018,498
                                                                     -----------

Stockholders' equity
  Preferred stock, 2,000,000 shares authorized,
    no shares issued or outstanding                                         --
  Common stock, no par value, 25,000,000 shares
    authorized, 7,085,742 issued
    and outstanding                                                   34,980,522
  Retained earnings                                                    2,435,804
                                                                     -----------
       Total stockholders' equity                                     37,416,326
                                                                     -----------
       Total liabilities and stockholders' equity                    $49,366,720
                                                                     ===========

                             See accompanying notes.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                  For the Years Ended December 31, 1994 and 1995


                                                            December 31,
                                                    ---------------------------
                                                        1994           1995
                                                    ------------   ------------

Revenues
  Product sales                                     $  9,230,899   $ 16,747,070
  Franchise & license related revenue                  3,289,997      5,229,619
  Other income                                           258,859        189,917
                                                    ------------   ------------
             Total revenue                            12,779,755     22,166,606
                                                    ------------   ------------

Operating expenses
  Cost of goods sold                                   4,686,483      9,223,823
  Selling, general & administrative expenses           6,647,506     10,065,761
  Interest expense (income), net                          95,215        (28,187)
                                                    ------------   ------------
             Total operating expenses                 11,429,204     19,261,397
                                                    ------------   ------------

Earnings before provision for income taxes             1,350,551      2,905,209
Provision for income taxes                               506,363      1,284,213
                                                    ------------   ------------

Net income                                          $    844,188   $  1,620,996
                                                    ============   ============

Net income per share                                $       0.17   $       0.28
                                                    ============   ============

Weighted average number of common &
     common equivalent shares outstanding              5,059,297      5,692,311
                                                    ============   ============

                             See accompanying notes.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               For the Year Ended
                           December 31, 1994 and 1995

                                                      Common Stock                              Total
                                              ----------------------------     Retained      Stockholders'
                                                 Shares          Amount        Earnings         Equity
                                              ------------    ------------   ------------    -------------
Balance-January 1, 1994                          4,743,075    $    502,211   $      9,689    $    511,900
Issuance of promotional common stock                 2,900          11,600           --            11,600
Issuance of common stock for services               10,000          50,000           --            50,000
Issuance of common stock for services                5,000          25,000           --            25,000
Contribution of capital                               --           161,000           --           161,000
Contribution of shares by stockholders            (450,000)           --             --              --
Issuance of common stock through a public
    offering net of expenses                     1,025,000       4,010,110           --         4,010,110
Issuance of underwriters common stock
    purchase warrants                                 --                90           --                90
Issuance of common stock to purchase stores         16,000          80,000           --            80,000
Net income                                            --              --          844,188         844,188
                                              ------------    ------------   ------------    ------------
Balance-December 31, 1994                        5,351,975       4,840,011        853,877       5,693,888

Adjustment to conform fiscal year-end of
    DAB Industries, Inc.                              --              --          (39,069)        (39,069)
Issuance of common stock through a
    secondary offering net of expenses           1,618,000      29,260,949           --        29,260,949
Exercise of stock options and warrants             113,267         753,335           --           753,335
Issuance of common stock for trademark
    suit settlement                                  2,500          49,688           --            49,688
Tax benefit from exercise of employee stock
    options                                           --            76,539           --            76,539
Net income                                            --              --        1,620,996       1,620,996
                                              ------------    ------------   ------------    ------------
Balance-December 31, 1995                        7,085,742    $ 34,980,522   $  2,435,804    $ 37,416,326
                                              ============    ============   ============    ============

                             See accompanying notes.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 1994 and 1995

                                                                        December 31,
                                                                ----------------------------
                                                                    1994            1995
                                                                ------------    ------------
Cash flows from operating activities:
  Net income                                                    $    844,188    $  1,620,996
                                                                ------------    ------------

  Adjustments to reconcile net income to net cash
    provided by operating activities
    Adjustment to conform fiscal year-end                               --           (39,069)
    Bad debt expense                                                   5,375            --
    Noncash expenses                                                  51,253          71,675
    Depreciation                                                     376,319         576,255
    Amortization                                                      16,594          60,417
    Gain on sale of assets                                           (62,170)           --
    (Increase) decrease in:
       Accounts receivable                                        (1,364,545)     (2,873,844)
       Inventory                                                    (149,102)       (520,109)
       Intangible assets-covenant not to compete                     (50,000)           --
       Prepaid expenses and other current assets                    (326,518)       (600,500)
       Security deposits                                            (210,489)       (168,970)
       Other assets                                                  (29,135)       (378,566)
    Increase (decrease) in:
       Accounts payable and accrued expenses                         818,877       2,124,991
       Unearned  franchise fee income                                (56,667)        283,667
       Deposits on franchise                                         315,000          96,667
       Other current liabilities                                      98,831        (108,187)
       Security deposits                                             133,932         120,784
       Other liabilities                                              89,957            --
       Income taxes                                                   20,000         823,797
                                                                ------------    ------------
         Total adjustments                                          (322,488)       (530,992)
                                                                ------------    ------------
          Net cash provided by operating activities                  521,700       1,090,004
                                                                ------------    ------------

Cash flows from investing activities:
  Decrease in due from affiliates                                     14,292            --
  Decrease in due from officers                                       38,746            --
  Decrease (increase) in notes receivable                           (427,113)         38,262
  Principal payments from notes receivable                           165,568            --
  Decrease (increase) in note receivable-related party                (1,740)          8,200
  Increase in intangible assets-trademark costs                      (69,529)           --
  Payments for purchase of property and equipment                 (1,669,794)     (6,663,784)
  Payments for purchase of stores held for resale                   (382,122)           --
  Purchase of marketable securities                                     --       (22,625,000)
  Proceeds from sale of investment                                    25,000            --
  Proceeds from sale of assets                                        29,500            --
  Increase in investment                                              (5,523)           --
  Increase in due from officer / stockholder                        (111,000)       (185,164)
  Purchase of interest in subsidiary                                (350,000)           --
                                                                ------------    ------------
            Net cash used by investing activities                 (2,743,715)    (29,427,486)
                                                                ------------    ------------

Cash flows from financing activities:
  Proceeds from long-term debt                                       150,000       4,773,742
  Principal payments on long-term debt                              (398,023)       (435,612)
  Principal payments on capital lease obligations                    (66,176)       (124,894)
  Proceeds from notes payable-related parties                         15,025            --
  Proceeds from notes receivable franchisee                            7,785          52,715
  Increase in loan payable officer / stockholder                     189,000            --
  Issuance / exercise of underwriters common stock
    purchase warrants                                                     90         540,000
  Proceeds from issuance of common stock                           4,010,110      29,474,284
  Capital contribution                                               161,000            --
                                                                ------------    ------------
            Net cash provided by financing activities              4,068,811      34,280,235
                                                                ------------    ------------

Net increase in cash and cash equivalents                          1,846,796       5,942,753
Cash and cash equivalents-beginning                                  224,970       2,071,766
                                                                ------------    ------------
Cash and cash equivalents-ending                                $  2,071,766    $  8,014,519
                                                                ============    ============

Supplemental disclosure of cash paid
Interest                                                        $     99,820    $    248,395
Income taxes                                                         337,554         365,552

Schedule of non-cash financing activities
  The company financed a note receivable from a
    franchisee for the purchase of equipment in the amount of   $     60,500            --

                             See accompanying notes.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Basis of Presentation

     The consolidated financial statements include the accounts of Manhattan Bagel Company, Inc. and its subsidiaries Broadway Chicken, Inc., Manhattan Bagel Construction Corp., Specialty Bakeries, Inc. and DAB, including DAB's wholly-owned subsidiary I & J, collectively known as the "Company," after elimination of all significant intercompany balances and transactions.

     The Company manufactures bagel dough and blends a wide variety of cream cheese spreads that are distributed to its franchised, licensed and Company-owned stores throughout the United States under the names Manhattan Bagel Company and I & J Bagels.

     Under a definitive Agreement and Plan of Merger ("Agreement") signed on May 10, 1995 Manhattan Bagel Company, Inc. acquired I & J Bagel, Inc. ("I & J"). I & J was a private company which owned and licensed a total of 17 bagel bakery stores in the Los Angeles area operating under the name I & Joy Bagels. Manhattan Bagel Company, Inc. completed the acquisition contemplated under the Agreement on June 29, 1995, through the merger of a newly created, wholly-owned subsidiary of Manhattan Bagel Company, Inc. with and into DAB Industries, Inc., a California corporation ("DAB") whose assets consisted primarily of all of the stock of I & J, in exchange for 1.5 million shares of Common Stock of Manhattan Bagel Company, Inc.

     The financial statements for the periods prior to the merger have been restated to reflect the acquisition of DAB, which is being accounted for as a pooling of interests. Prior to the merger, DAB's fiscal year ended on January
31. Accordingly, the restated financial statements for 1994 include Manhattan Bagel Company, Inc. and Subsidiary for the year ended December 31, 1994, and DAB for the year ended January 31, 1995. There were no intervening events which materially affected the financial position and results of operations of DAB from December 31, 1994 to January 31, 1995. DAB's fiscal year has been changed to December 31 to conform to the Company's year end. The results of operations for the one month ended January 31, 1995 are included in both the December 31, 1994 and 1995 financial statements. DAB's results of operations for the one month ended January 31, 1995 and 1994 are summarized as follows:

                                                          One Month
                                                          Ended
                                                          January 31,
                                                          ------------
                                                          1994    1995
                                                          ----    ----
                                                         (in thousands)

Net revenues........................................      $196    $289
Net income..........................................       $15     $39

     On May 22, 1996, the Company completed the acquisition of Specialty Bakeries, Inc. ("SBI") a private company which owned and franchised a total of 23 bagel bakery stores in the Southern New Jersey and Philadelphia areas operating under the name Bagel Builders. The Company completed the acquisition through the merging of a newly created, wholly owned subsidiary of the Company with and into SBI and 132,500 shares of common stock of the Company were issued to the shareholders of SBI. The financial statements for the periods prior to the merger have been restated to reflect the acquisition of SBI, which is being accounted for as a pooling of interests.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

         Net revenues and net income included in the Company's consolidated statements of income are as follows:

                                            Year Ended
                                            December 31,
                                            -----------------
                                              1994     1995
                                            -------   -------
                                              (in thousands)

Net revenues:

                  Manhattan Bagel Company   $ 6,208   $13,296
                  DAB ...................     3,517     5,858
                  SBI ...................     3,055     3,013
                                            -------   -------
                                            $12,780   $22,167
                                            =======   =======

Net income (Loss):

                  Manhattan Bagel Company   $   507   $   712
                  DAB ...................       236     1,336
                  SBI ...................       101      (427)
                                            -------   -------
                                            $   844   $ 1.621
                                            =======   =======

Acquisition

     As of January 31, 1994, DAB owned 75% of the common stock of I & J. In August 1994, DAB purchased the remaining 25% of the common stock of I & J, under a pre-existing option agreement, for a purchase price of $350,000. The excess of the purchase price over the fair value of the assets acquired ("Goodwill") is being amortized on the straight-line basis over thirty years. This transaction was accounted for as a purchase.

The consolidated results of operations include the operations of I & J.

Concentration of Credit Risk

     The Company grants credit to substantially all of its franchisees. The Company generally does not require collateral, however, by virtue of the franchise agreements, the Company believes it maintains sufficient security interests in the franchises and the amount of credit risk is minimal.

     The Company maintains bank balances which at times may be in excess of the FDIC insurance limit.

Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

     The Company considers all highly liquid investments purchased with a remaining maturity of three months or less to be cash equivalents.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENT - (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Marketable Securities

     On January 1, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investment in Debt and Equity Securities," which had no effect on its financial condition or results of operations.

     Marketable securities consist of fixed income investments (preferred stock and short-term commercial paper) which can be readily purchased or sold using established markets. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Such securities are classified as available-for-sale and accordingly, are carried at fair value which approximates cost at December 31, 1995.

Single Unit Franchise Agreements

     Single unit franchise agreements provide for payment of a franchise fee, a weekly royalty on gross sales, and a monthly cooperative advertising fund contribution. The Company's material obligations under the terms of all single unit franchise agreements are assisting in the site selection and training of the franchisee. Initial franchise fees from these agreements are recognized as revenue when all material obligations have been provided. As of December 31, 1995, material obligations had yet to be completed for 48 franchises.

Master Franchise Agreements

     Master franchise agreements provide for a payment by the master franchisee which is based on the population of the territory covered by such master franchise. Franchise fees from master franchise agreements are recognized as revenue by the Company when all material obligations required of the Company have been performed. As of December 31, 1995, all material obligations under then outstanding master franchise agreements had been performed.

     The master franchisee is responsible for collecting the initial franchise fee, royalty and advertising contribution from each franchisee in its territory as well as training the franchisee and providing all ongoing support. As part of the master franchise agreement, the Company receives one-third (33%) of fees collected by the master franchisee. The Company's portion of the single unit franchise fee sold by the master franchisee is recognized as revenue when a location has been found for the franchise, and the Company has no further obligations.

License Agreements

     License agreements provide for the Company to receive a payment of an initial license fee and thereafter continuing license fees. The granting of a license gives the licensee the right to use the name I & Joy Bagels for a specific number of stores. Initial license fees are recognized at the time the license agreement is entered into since there are no continuing obligations of the Company.

Royalty Revenue

     Franchise royalty revenues for the Company are recognized when earned.

Inventory

     Inventory is stated at the lower of cost (first-in, first-out basis) or market.

Construction Operations

     The Company offers a franchisee the option of contracting with the Company to have its bagel store constructed by the Company. These contracts are generally fixed price contracts, upon which the

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Company has not historically recognized significant profits or losses. Any amounts due under these contracts for costs already expended that have yet to be reimbursed are reflected as "construction costs receivable."

Property and Equipment

     Property and equipment is stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

         Asset Category                                   Estimated Useful Life
         --------------                                   ---------------------

Factory equipment.........................................5-10 years
Office furniture and equipment............................5-7 years
Leasehold improvements....................................Shorter of useful life or term of lease
Transportation equipment..................................5 years

Intangible Assets

     Intangible assets, net of accumulated amortization of $34,658, are included in other long-term assets and consist of trademark costs and covenants not to compete. Trademark costs are being amortized on a straight-line basis over twenty years. Covenants not to compete are being amortized on a straight-line basis over 36 months or the life of the covenant. Goodwill is being amortized on a straight-line basis over thirty years.

Investment in Stores

     The Company has an equity interest in four franchises ("joint-ventured stores"). These investments are accounted for under the equity method. The carrying amount of these investments reflects the Company's share of the underlying equity in net assets, and is included in other long-term assets.

Stores Held for Resale

     The Company, from time to time, repurchases stores from franchisees with the intent of upgrading and remodeling and then reselling the stores to new franchisees. Unless a determination is made that the Company intends to operate a store and not to seek to sell such store, repurchased stores are recorded on the balance sheet at the lower of cost or net realizable value and results of operations of these stores are included in the Company's consolidated statement of income from acquisition to disposition. At December 31, 1994, there were three stores held for resale, two of which were resold in 1995 and one which is a Company-owned store. At December 31, 1995 there are no stores held for resale.

Net Income per Share

     Net income per share is computed on the basis of the weighted average number of common shares outstanding during each period. Common stock options and warrants were not included in the computation of net income per share prior to 1995 as the dilutive effect was less than 3%.

Income Taxes

     Deferred income taxes reflect temporary differences in reporting assets and liabilities for income tax and financial accounting purposes. These temporary differences arise principally from the use of different methods of franchise fee revenue recognition and depreciation and amortization for income tax and financial accounting purposes.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEEMENTS - (Continued)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

Long-Lived Assets

     On January 1, 1995, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The Company records impairment losses on long-lived assets used in operations, including goodwill and intangible assets, when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. The adoption of SFAS 121 had no material impact on the Company's financial condition or results of operations.

Stock Based Compensation

     The Company grants stock options to employees with an exercise price not less than the fair market value per share of common stock on the date the option is granted. The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly, recognizes no compensation expense for the stock option grants.

NOTE 2 - INVENTORY
                                                          December 31, 1995
                                                          -----------------

Raw materials...................................................$638,954
Finished goods.................................................. 171,284
                                                                --------
                                                                $810,238
                                                                ========

NOTE 3 - PROPERTY AND EQUIPMENT

                                                          December 31, 1995
                                                          -----------------

Factory equipment...............................................$5,266,519
Office furniture and equipment..................................   400,256
Leasehold improvements.......................................... 2,106,486
Transportation equipment........................................   729,271
Construction in progress........................................ 3,393,365
                                                                ----------
                                                                11,895,897

Accumulated depreciation and amortization.......................(2,160,032)
                                                                ----------
Property and equipment - net................................... $9,735,865
                                                                ==========

     Property and equipment includes assets recorded under capital leases of $833,835 as of December 31, 1995. Accumulated depreciation and amortization includes accumulated amortization of assets recorded under capital leases of $126,268 as of December 31, 1995. Assets recorded under capital leases consist primarily of factory equipment.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 4 - LONG TERM DEBT

                                                               December 31, 1995
                                                               -----------------
Lines of Credit:

Payable to New Jersey Economic Development Authority,
bearing interest at an adjustable rate determined by the
remarketing agent, payable in monthly interest only
payments, with a maturity of October 1, 2005. The line is
collateralized by a blanket security interest in all of the
assets of the Company not previously pledged elsewhere.
Available borrowings under this line are $256,030.................. $ 3,243,970

Payable to a bank bearing interest at the bank's Prime Rate, currently 9.25% and payable in monthly interest only
installments with a maturity of April 30, 1996 The line
collateralized by the Company's construction receivables.
Available borrowings under this line are $1.5 million..............     750,000

Payable to a bank bearing interest at 2% over the bank's
Prime Rate, currently 9.25% and payable in monthly interest
only installments, with a maturity of March 16, 1996. This
line is unsecured. Available borrowings under this line are
$220,000...........................................................      80,000

Mortgage payable on South Caroline facility, bearing
interest at prime plus 1.25%, payable in monthly
installments of $3,889 through March 2010..........................     328,590

Various notes payable to credit companies, collateralized
by equipment, maturing through 1999................................     469,149

Unsecured note payable to relatives of one of the Company's
officers is payable at $1,000 per month, including interest
at 17.3% through January 1997 .....................................      12,932

Note payable to an individual due in monthly installments of
$2,500 including interest at 10%...................................     106,750

Note payable - Bank - Term loan in the amount of $330,000
payable in equal installments of $6,600 including interest
at 9.25%. The note is collateralized by substantially all
the assets of Specialty Bakeries, Inc..............................     322,113
                                                                     -----------

Total .............................................................   5,313,504
Less current maturities ...........................................  (1,411,058)
                                                                    -----------
Long-term debt, net of current maturities ......................... $ 3,902,446
                                                                    ===========

     The approximate aggregate amount of all long-term debt maturities for the years ending December 31 is as follows:

1996............................................................... $ 1,411,058
1997...............................................................     574,645
1998...............................................................     565,602
1999...............................................................     533,302
2000...............................................................     497,078
Thereafter.........................................................   1,731,819

NOTE 5 - CAPITAL LEASE OBLIGATIONS

     The Company has capital leases for equipment, expiring at various dates through October 2000, with aggregate monthly payments of approximately $17,080.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Note 5 - CAPITAL LEASE OBLIGATIONS - (Continued)

     The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments at December 31, 1995:

             For the Years Ending
             December 31
             --------------------

     1996 ..................................................  $ 204,961
     1997 ..................................................    204,961
     1998 ..................................................    201,688
     1999 ..................................................    178,481
     2000 ..................................................     39,696
                                                              ---------
     Total minimum lease payments ..........................    829,787
     Less: amount representing interest ....................   (165,853)
                                                              ---------
     Present value of net minimum lease payments ...........    663,934
     Less: current maturities ..............................   (137,929)
                                                              ---------
     Long-term maturities ..................................  $ 526,005
                                                              =========

     The present values of minimum future obligations shown above are calculated based on fixed interest rates determined at the inception of the respective leases, ranging from 10% to 12%.

NOTE 6 - COMMON STOCK

Initial Public Offering

     On June 16, 1994, the Company completed a public offering of 900,000 shares of the Company's common stock for a public offering price of $5.00 per share or an aggregate of $4,500,000. In August 1994, the Company sold an additional 125,000 shares on the same terms upon exercise of the underwriter's overallotment option, for an aggregate of $625,000. Costs associated with this offering totaled $1,114,890.

     The Company also sold to the Underwriter, for nominal consideration, warrants to purchase 90,000 shares of the Company's common stock. These warrants were exercised in November 1995 at $6.00 per share.

Secondary Offering

     On November 14, 1995, the Company completed a public offering of 1,500,000 shares of the Company's common stock at a price of $19.625 per share yielding net proceeds of $27,084,440. In December 1995, the Company sold an additional 118,000 shares on the same terms upon exercise of the underwriter's overallotment option, yielding net proceeds of $2,176,509.

NOTE 7 - OPERATING LEASES

     The Company has agreements to lease equipment, office facilities and factory space. The leases expire at various dates through July 2005. Rent expense on these leases for the years ended December 31, 1994 and 1995 was approximately $851,932 and $1,161,065, respectively.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 7 - OPERATING LEASES - (Continued)

     The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1995:

     For the Years Ending
         December 31,
     --------------------

         1996........................................ $1,067,801
         1997........................................  1,055,809
         1998........................................    963,878
         1999........................................    898,371
         2000........................................    792,799
         Thereafter..................................  1,784,473
                                                      ----------
         Total minimum payments required............. $6,563,131
                                                      ==========

     The Company has also entered into agreements to lease locations for its franchisees under various lease terms expiring through December 2007. The Company is required to pay a share of property taxes and operating costs relating to some of the leased facilities. The Company subleases these locations to its franchisees. Net rental income under these agreements was approximately $14,000 and $15,900 for the years ended December 31, 1994 and 1995, respectively.

     The following is a schedule by years of the approximate future minimum lease payments and sublease income under franchisee operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1995:

        For the Years Ending         Sublease Lease                   Net Rental
              December 31,           Income            Payments        Income
              ------------           ------            --------        ------

        1996....................    $ 2,610,200      $ 2,594,300        $15,900
        1997....................      2,632,800        2,617,900         14,900
        1998....................      2,641,800        2,632,000          9,800
        1999....................      2,596,900        2,591,200          5,700
        2000....................      2,595,800        2,595,800           --
        Thereafter..............     10,241,500       10,241,500           --

NOTE 8 - RELATED PARTY TRANSACTIONS

     The Company recognizes product sales and royalty income from joint-ventured stores and other related parties under the same terms as all other franchised stores. Royalties from related parties totaled approximately $74,900 and $119,800 for the years ended December 31, 1994 and 1995, respectively. Product sales to related parties totaled approximately $156,900 and $358,000 for the years ended December 31, 1994 and 1995, respectively.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 9 - FRANCHISE AND LICENSE RELATED REVENUE

                                                             Year Ended
                                                             December 31,
                                                             ------------
                                                         1994            1995
                                                         ----            ----
Franchise and license fee ......................      $1,175,193      $2,149,506
Master franchise fees ..........................       1,052,000         841,360
Royalties and continuing license fees ..........         925,214       1,626,968
Advertising ....................................         137,590         611,785
                                                      ----------      ----------
                                                      $3,289,997      $5,229,619
                                                      ==========      ==========

NOTE 10 - INCOME TAXES

     The Company has computed its tax provision in accordance with SFAS No. 109, "Accounting for Income Taxes." In summary, SFAS 109 provides for the recognition of deferred tax assets and liabilities for the tax effects of differences between the financial accounting and tax basis of the Company's assets and liabilities.

     The provision for income taxes consists of the following:

                                                             Year Ended
                                                             December 31,
                                                             ------------
                                                         1994            1995
                                                         ----            ----
Current tax expense ............................      $  384,500      $1,197,000
Deferred tax expense ...........................         121,900          87,000
                                                      ----------      ----------
                                                      $  506,400      $1,284,000
                                                      ==========      ==========

     A reconciliation of the provision recorded by the Company to a provision computed utilizing the enacted Federal statutory rate is as follows:

                                                      Year Ended
                                                      December 31,
                                                      ------------
                                                  1994               1995
                                                  ----               ----
                                                  (dollars in thousands)

Computed tax at Federal statutory rate ...  $ 459     34.0%    $ 1,131    34.0%
State income taxes, net of federal benefit     67      5.0%        199     5.9%
Other ....................................    (20)    (1.5)%       (46)   (1.4)%
                                            -----     ----     -------    ----
                                            $ 506     37.5%    $ 1,284    38.5%
                                            =====     ====     =======    ====

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 10 - INCOME TAXES - (Continued)

     The components of the Company's recorded deferred income tax assets and liabilities are as follows:

                                                               December 31, 1995
                                                               -----------------
Current:
   Deferred tax assets-other ......................................   $  39,300
   Deferred tax liabilities-other reserves ........................     (47,000)
                                                                      ---------
                                                                         (7,700)
                                                                      =========

Long-term:
   Deferred tax assets-other ......................................      18,000
   Deferred tax liabilities - book over tax basis in fixed assets .    (259,000)
                                                                      ---------
                                                                       (241,000)
                                                                      =========
   Net deferred tax liabilities ...................................   $(248,700)
                                                                      =========

NOTE 11 - NONCASH INVESTING AND FINANCING ACTIVITIES

     During 1994, the Company issued 2,900 shares of common stock as part of a promotional contest and issued 15,000 shares of common stock in exchange for legal and consulting services to be rendered. Additionally, the Company issued 16,000 share of common stock for the purchase of two existing franchises. During 1995, the Company issued 2,500 shares of common stock as part of a trademark lawsuit settlement.

     During 1994, the Company acquired equipment with a total cost of $1,833,943 including assumed liabilities of $164,149.

     During the years ended December 31, 1994 and 1995, capital lease obligations of $301,835 and $505,000, respectively were incurred when the Company entered into leases for new equipment.

     The Company financed a note receivable from a franchisee for the purchase of equipment in the amount of $60,500. During the year the Company refinanced long-term debt into a term loan of $330,000.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

     The Company entered into various employment agreements effective January 1, 1994 through December 31, 1998, with officers and key employees, three of whom are major stockholders. Each agreement provides for an annual base compensation of $128,250, with annual increases based on increases in the Consumer Price Index, capped at 10%. The agreements provide for aggregate bonuses equal to 10% of the Company's consolidated earnings before taxes.

NOTE 13 - STOCK OPTIONS

     The Company has adopted a stock option plan under which stock options to purchase up to 300,000 shares of the Company's common stock may be granted to employees of and consultants to the Company. Options granted under this plan must be at an exercise price not less than the fair market value per share of common stock on the date the option is granted. Options granted shall become exercisable equally over three years upon each anniversary of the date of grant. Generally, an option will become fully exercisable three years from the date of grant. Options will be exercisable for a term not greater than ten years from the date of grant.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 13 - STOCK OPTIONS - (Continued)

         The following summarizes the transactions under the Company's stock option plan:

                                                                Option Price
                                                   Shares         Per Share
                                                   ------       ------------
Options outstanding - January 1, 1994 ..........   None
   Granted .....................................   142,000      $5.00
   Surrendered .................................   (18,400)     $5.00
                                                   -------
Options outstanding - December 31, 1994 ........   123,600      $5.00
   Granted .....................................   121,110      $7.00 to $12.75
   Surrendered .................................   (18,549)     $5.00 to $7.00
   Exercised ...................................   (23,267)     $5.00
                                                   -------
Options outstanding - December 31, 1995 ........   202,894      $5.00 to 12.75
                                                   =======
Options exercisable - December 31, 1995 ........    45,944
                                                   =======

     On February 1, 1994, the Company granted options to an officer to purchase 50,000 shares of common stock at $3.00 per share. The options are exercisable in equal monthly amounts over a two year period beginning February 1, 1995. The options expire on January 31, 1999.

     In June 1995, the Company granted immediately exercisable options to purchase 101,250 shares of common stock at $13.50 per share, in exchange for consulting services.

     In August 1995, the Company granted options to a key employee to purchase 90,000 shares of common stock at $12.00 per share. The options are exercisable in equal annual amounts over a three year period beginning December 31, 1995.

NOTE 14 - FRANCHISE AND LICENSE TRANSACTIONS

     Total Franchise and license locations opened during the years ended December 31, 1994 and 1995, were 37 and 82, respectively.

     Franchise locations in operation are as follows:

                                                            December 31, 1995
                                                            -----------------
     Company-owned locations.........................               21
     Franchisee and joint venture locations..........              150
                                                                   ---
     Total...........................................              171
                                                                   ===

     During 1994, the Company repurchased four locations for resale, two of which were sold in 1994 and two in 1995. Gains from these sales were not material. During 1995, the Company repurchased three locations and are operating these as company stores.

                 MANHATTAN BAGEL COMPANY, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 15 - SUBSEQUENT  EVENTS

     In January 1996, in two separate transactions, the Company completed the acquisitions of Bay Area Bagels, Inc. and three bagel store businesses and related license agreements in exchange for a combination of common stock and cash.

     On June 28, 1996, the Company completed a transaction under which it added 23 Bagel Brothers stores (including two under development) to its franchise network. Under terms of the agreement, the Company purchased the Bagel Brothers bagel dough factories in Cleveland and Buffalo for $2,000,000 and 50,000 shares of the Company's common stock. This transaction was treated as a purchase for accounting purposes. Additionally, the Company provided Bagel Brothers with $6,000,000 in financing, which, among other things, provided funds to retire existing loans, to pay franchise fees, and to remodel the 21 operating stores to the Manhattan Bagel format. The Company has the right to convert the loan to equity should certain profit targets be met.